Exhibit 10.74

Execution Version

CLIFFORD CHANCE

WINDFIELD HOLDINGS PTY LTD

as Borrower

RT LITHIUM LIMITED

as Lender

LOAN AGREEMENT

i

THIS AGREEMENT is dated                                      2013 and made between:

(1)                                 WINDFIELD HOLDINGS PTY LTD (ACN 160 456 164), a company incorporated in Australia, as borrower (the “Borrower”);

(2)                                 RT LITHIUM LIMITED, a company incorporated in England and Wales with company number 8785002, as lender (the “Lender”).

IT IS AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

In this Agreement:

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Acquisition Agreement” has the meaning given to such term in the Shareholders Agreement.

“Additional Excess Cash Amount” has the meaning given such term in Clause 6.2(b).

“Aggregate Estimated Purchase Price” means the aggregate of the Estimated Purchase Price (as defined in the Acquisition Agreement) for each of the Sale Shares.

“Aggregate Purchase Price” means the aggregate of the Purchase Price (as defined in the Acquisition Agreement) for each of the Sale Shares.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Borrower Group Cash Balance” on any date, means the total of all cash balances of all bank accounts held by the Borrower and its Subsidiaries.

“Borrower Group Minimum Cash Balance” on any date, means an amount equal to the sum of:

(a)                                 US$30,000,000 for the working capital requirements of Borrower and its Subsidiaries;

(b)                                 the amount of duty (including stamp duty, landholder duty and any fines, penalties and interest) payable on or in connection with the Acquisition Agreement; and

(c)                                  the amount of the Relevant Windfield Liability.

“Business Day” has the meaning given to such term in the Shareholders Agreement.

“Completion” has the meaning given to such term in the Shareholders Agreement.

“Completion Date” has the meaning given to such term in the Acquisition Agreement.

“Corporations Act” means the Corporations Act 2001 (Cth).

“Cross Charge” means the deed of cross security dated on or about the date of this Agreement between Tianqi HK and the Lender pursuant to which Tianqi HK grants, in favour of the Lender, Security over all its shares in the Borrower and the Lender grants, in favour of the Tianqi HK, Security over all its shares in the Borrower.

“Drawdown” has the meaning provided in Clause 4.2(a) (Drawdown).

“Event of Default” means any event or circumstance specified as such in Clause 12 (Events of Default).

“Excess Cash Amount” means, on any Repayment Date:

(a)                                 where the Borrower Group Cash Balance exceeds the Borrower Group Minimum Cash Balance, the amount of that excess; or

(b)                                 where the Borrower Group Cash Balance does not exceed the Borrower Group Minimum Cash Balance, zero.

“Excluded Tax” means any Tax imposed by any jurisdiction on the net income of the Lender but not a Tax:

(a)                                 calculated on or by reference to the gross amount of any payment (without allowance for any deduction) derived by the Lender under any Finance Document or any other document referred to in a Finance Document; or

(b)                                 imposed as a result of the Lender being considered a resident of or organised or doing business in that jurisdiction solely as a result of it being a party to any Finance Document or any transaction contemplated by any Finance Document.

“FATCA” means sections 1471-1474 of the United States Internal Revenue Code of 1986 and any related regulations or guidance, or any of the following in connection with those sections or provisions: any legislation adopted by any other jurisdiction, any agreement with any Governmental Agency or any intergovernmental agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“Finance Debt” has the meaning given to such term in the Shareholders Agreement.

“Finance Document” means this Agreement, any Security Document and any other document designated as a “Finance Document” by the Lender and the Borrower.

“First Drawdown” has the meaning provided in Clause 4.2(b) (Drawdown).

“Group” means the Borrower and its Subsidiaries for the time being.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature including for the avoidance of doubt the goods and services tax under the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

“Insolvency Event” in relation to the Borrower:

(a)                                 the Borrower stopping or suspending or threatening to stop or suspend payment of all or a class of its debts;

(b)                                 the Borrower entering into or resolving to enter into any arrangement, composition or compromise with or assignment for the benefit of its creditors or any class of them in any relevant jurisdiction;

(c)                                  the Borrower being unable to pay its debts when they are due or being deemed under any statutory provision of any relevant jurisdiction to be insolvent;

(d)                                 a liquidator or provisional liquidator being appointed to the Borrower or a receiver, receiver and manager, administrator, trustee or similar official being appointed over any of the assets or undertakings of the Borrower or an event analogous with any such event occurring in any relevant jurisdiction; or

(e)                                  an application or order being made or a resolution being passed for the winding up or dissolution of the Borrower (except for the purposes of a bona fide reconstruction or amalgamation).

“Interest Payment Date” means:

(a)                                 the first anniversary of the Completion Date; and

(b)                                 the Maturity Date.

“Leader” means Leader Investment Corporation, incorporated in the PRC.

“Loan” means the Loan Amount or the principal amount outstanding for the time being of that loan, including amounts capitalised under Clause 7.4 (Option to capitalise).

“Loan Amount” means:

(a)                                 the Aggregate Purchase Price; minus

(b)                                 the Subscription Price (as defined in the Acquisition Agreement) multiplied by the number of Rockwood Subscription Shares (as defined in the Acquisition Agreement); plus

(c)                                  if applicable, the Tax Indemnity Amount.

“Maturity Date” means the second anniversary of the Completion Date.

“Party” means a party to this Agreement.

“Permitted Refinancing” means a term loan facility granted to the Borrower or any member of the Group provided that:

(a)                                 the maximum principal amount of the loans to be made under the term loan facility does not exceed US$250,000,000;

(b)                                 it is a condition of the term loan facility that all the proceeds of such loans will be applied to repay the Loan;

(c)                                  it is a condition precedent to the availability of the term loan facility (to be satisfied on or prior to the date of first utilisation of that facility) that the outstanding balance of the Loan (less the amount of the term loan facility), together with all accrued interest, is paid by the Lender (in its capacity as a shareholder of the Borrower) and Tianqi in equal shares;

(d)                                 the business plan of the Group demonstrates that the operating cash flows of the Group are sufficient to meet the debt service obligations of the Borrower (or relevant member of Group) under the term loan facility with a prudent amount of headroom; and

(e)                                  the total Finance Debt of the Group does not exceed 3.75 times the EBITDA of the Group (as determined from the latest consolidated management accounts of the Group).

“Permitted Security” means:

(a)                                 any Security or Quasi-Security arising under the Finance Documents;

(b)                                 any Security arising by operation of law and not as a result of any default or omission by any member of the Group so long as there is no default in the obligations secured;

(c)                                  any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit credit balances;

(d)                                 any Security or Quasi-Security arising under any retention of title or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group;

(e)                                  any Security or Quasi-Security arising as a consequence of any finance or capital lease of vehicles, plant, equipment or computers and entered into in the ordinary course of trading of that member of the Group;

(f)                                   a “security interest” under section 12(3) of the PPSA;

(g)                                  a deposit of money by way of security to secure its obligations (other than to secure Finance Debt) to any person in the ordinary course of its business;

(h)                                 a right of title retention in connection with the acquisition of goods in the ordinary course of trading on its supplier’s usual terms of sale where there is no default in connection with the relevant acquisition;

(i)                                     any arrangement or transaction listed in Schedule 2 (Existing Security); and

(j)                                    any other Security or Quasi-Security consented to by the Lender.

“PPSA” means the Personal Property Securities Act 2009 (Cth).

“PPS Register” has the meaning given to the term “register” in the PPSA.

“Purchase Price” has the meaning given in the Acquisition Agreement.

“Purpose” means:

(a)                                 the buy-back of Tianqi HK’s and Leader’s shares in the Borrower; or

(b)                                 in relation to a Redraw only, the funding of the relevant member of the Group of:

(i)                                     the amount of duty (including stamp duty, landholder duty and any fines, penalties and interest) payable on or in connection with the Acquisition Agreement; and

(ii)                                  the amount of the Relevant Windfield Liability; or

(c)                                  in relation to a Tax Indemnity Drawdown only, payment of the applicable Tax Indemnity Amount.

“Quarter Date” means the last Business Day of each calendar quarter.

“Quasi-Security” means any transaction or arrangement whereby the Borrower or other member of the Group:

(a)                                 sells, transfers or otherwise disposes of any of its assets on terms whereby they are or may be leased to or re-acquired by the Borrower or any other member of the Group or any of their Affiliates;

(b)                                 sells, transfers or otherwise disposes of any of its receivables on recourse terms;

(c)                                  enters any title retention arrangement;

(d)                                 enters into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts or not repayable in certain circumstances; or

(e)                                  enters into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising or securing financial indebtedness or of financing the acquisition of an asset.

“Redraw” has the meaning provided in Clause 4.3(a) (Redraw).

“Redraw Amount” has the meaning provided in Clause 4.3(b) (Redraw).

“Relevant Windfield Liability” has the meaning given to such term in the Shareholders Agreement.

“Repayment Date” means each Quarter Date after the Completion Date commencing with the first Quarter Date after the Completion Date.

“Sale Shares” means:

(a)                                 the Tianqi Non-Voting Shares;

(b)                                 the Leader Non-Voting Shares; and

(c)                                  the Tianqi Buy-Back Shares

each as defined in the Acquisition Agreement.

“Second Drawdown” has the meaning provided in Clause 4.2(d) (Drawdown).

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement, notice or arrangement having a similar effect including any “security interest” as defined in PPSA.

“Security Documents” means the Talison Share Security.

“Shareholders Agreement” means the shareholders agreement dated on or about the date of this Agreement between Tianqi, Tianqi HK, the Lender and the Borrower.

“Subsidiary” has the meaning given in the Corporations Act, but as if body corporate includes any entity. It also includes an entity required by current accounting practice to be included in the consolidated annual financial statements of that entity or would be required if that entity were a corporation.

“Talison” means Talison Lithium Pty Ltd (ABN 15 140 122 078).

“Talison Share Security” means the specific security agreement to be executed by the Borrower and the Lender pursuant to which the Borrower shall grant, in favour of the Lender, Security over all the shares in Talison.

“Tianqi” means Chengdu Tianqi Group Co., Ltd., incorporated in the People’s Republic of China.

“Tianqi HK” means Tianqi Group HK Co., Limited (Hong Kong Companies Registry No. 1778886).

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Deduction” means a deduction or withholding for or on account of Tax (other than an Excluded Tax or a FATCA Deduction) from a payment under a Finance Document.

“Tax Indemnity Amount” has the meaning given to such term in Clause 4.4(a).

“Tax Indemnity Drawdown” has the meaning given to such term in Clause 4.4(a).

“Transaction Documents” means the Finance Documents, the Acquisition Agreement, the Shareholders’ Agreement and the Cross Charge.

“Windfield Existing Security” has the meaning given to it in Schedule 2 (Existing Security).

1.2                               Construction

(a)                                 Unless a contrary indication appears any reference in this Agreement to:

(i)                                     the “Lender”, the “Borrower” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)                                  “assets” includes present and future properties, revenues and rights of every description;

(iii)                               a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, replaced or restated;

(iv)                              “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(v)                                 a “person” or “entity” includes any person, firm, company, corporation, government, governmental agency, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality) or two or more of the foregoing and any reference to a particular person or entity (as so defined) includes a reference to that person’s or entity’s executors, administrators, successors, substitutes (including by novation) and assigns;

(vi)                              a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(vii)                           a provision of law is a reference to that provision as amended or re-enacted; and

(viii)                        a time of day is a reference to Perth time.

(b)                                 Section, Clause and Schedule headings are for ease of reference only.

(c)                                  Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)                                 An Event of Default is “continuing” if it has not been remedied or waived to the Lender’s satisfaction.

1.3                               Currency Symbols and Definitions

“US$” and “dollars” denote the lawful currency of the United States of America.

2.                                      THE LOAN

Subject to the provisions of this Agreement, the Lender agrees to lend and the Borrower agrees to borrow the Loan Amount solely for the applicable Purpose.

3.                                      LOAN SECURITY

It is a continuing condition of the Loan that the repayment of the Loan and all other amounts outstanding under or in connection with the Finance Documents be secured by the Security Documents and that all the Security Documents remain duly registered and perfected (as the case may be) until the full and final discharge of any amount due under the Finance Documents to the Lender’s satisfaction.

4.                                      CONDITIONS OF DRAWDOWN

4.1                               Conditions precedent

(a)                                 The Borrower may not request any Drawdown unless the Lender has received all of the documents and other evidence listed in Schedule 1 (Conditions precedent) in form and substance satisfactory to the Lender, other than those items which by their nature cannot be provided until Completion.  The Lender must promptly notify the Borrower upon being satisfied.

(b)                                 The Borrower may not request the Second Drawdown or a Redraw (as applicable) if an Event of Default has occurred and is continuing and, without limiting the foregoing, the Lender shall be under no obligation to fund the Second Drawdown or a Redraw (as applicable) if an Event of Default has occurred and is continuing on the proposed date of the Second Drawdown or Redraw (as applicable).

4.2                               Drawdown

(a)                                 Subject to Clause 4.3 (Redraw), the Borrower may only request a maximum of two draw downs under the Loan (each a “Drawdown”).

(b)                                 The Borrower may request an initial Drawdown (the “First Drawdown”) by delivering to the Lender a written Drawdown request requesting payment of the Loan, notifying the Lender of the Completion Date, the time and place of

Completion and the payee and account details of the Borrower or the parties to whom payment of each component of the Aggregate Estimated Purchase Price is to be made under the Acquisition Agreement.

(c)                                  The First Drawdown must be for an amount equal to the Aggregate Estimated Purchase Price.

(d)                                 If the Aggregate Purchase Price is greater than Aggregate Estimated Purchase Price, the Borrower may request a second Drawdown (the “Second Drawdown”) by delivering to the Lender a written Drawdown request requesting payment of the Loan, notifying the Lender of the proposed funding date and the payee and account details of the Borrower or the parties to whom payment of each component of such additional amount is to be made under the Acquisition Agreement.

(e)                                  The Second Drawdown must be for an amount equal to the Aggregate Purchase Price less the Aggregate Estimated Purchase Price.

(f)                                   For the avoidance of doubt if the Aggregate Purchase Price is less than or equal to the Aggregate Estimated Purchase Price, the Borrower shall not be entitled to a Second Drawdown.

(g)                                  A request for a Drawdown or a Redraw must be given no later than 3 Business Days prior to:

(i)                                             the Completion Date (in relation to the First Drawdown); and

(ii)                                          the proposed funding date (in relation to the Second Drawdown or the Redraw),

to enable the Lender to arrange the necessary funding.

(h)                                 Subject to receipt of the Drawdown request in sufficient time (as required under Clause 4.2(g)) the Lender will advance the relevant portion of the Loan (or the Redraw Amount as the case may be) to the Borrower by payment in immediately available funds (into the account specified by the Borrower) on:

(i)                                             Completion (in relation to the First Drawdown); and

(ii)                                          the proposed funding date (in relation to the Second Drawdown or Redraw),

to the payee as notified to it in a Drawdown request or Redraw request and such payment will fulfil the Lender’s obligations to advance the Loan (or Redraw Amount) to the Borrower under this Agreement.

4.3                               Redraw

(a)                                 If the Borrower has repaid part of the Loan pursuant to Clause 6.2 (Voluntary prepayment of the Loan — Additional Excess Cash Amount), the Borrower may request a redraw (a “Redraw”).

(b)                                 The Borrower may request a Redraw by delivering to the Lender a written Redraw request requesting payment of an amount equal to the Additional Excess Cash Amount (the “Redraw Amount”), notifying the Lender of the proposed funding date and the payee and account details of the party or parties to whom payment of the relevant amounts of duty or the Relevant Windfield Liability should be paid

(c)                                  The Additional Excess Cash Amount may only be applied for the applicable Purpose.

4.4                               Tax Indemnity

(a)                                 If Tianqi HK does not pay, within 30 days, an amount under clause 10.6 (Tax indemnity) of the Acquisition Agreement (the “Tax Indemnity Amount”), the Lender may (at its sole option) require, by notice in writing, the Borrower to draw an amount of the Loan Amount equal to the Tax Indemnity Amount (a “Tax Indemnity Drawdown”). No request from the Borrower or other notice in writing is required in relation to a Tax Indemnity Drawdown.

(b)                                 The Lender will advance the Tax Indemnity Amount to the Borrower or, if the Lender so determines, to the taxation authority or authorities to whom payment of the applicable tax is to be made.

(c)                                  The Tax Indemnity Amount may only be applied for the applicable Purpose.

4.5                               Consolidation

(a)                                 If there is a Second Drawdown then, on date of the Second Drawdown, the amount of the Second Drawdown will be consolidated with the amount of the Loan outstanding immediately before the Second Drawdown and will be treated for all purposes as one Loan.

(b)                                 If there is a Redraw then, on date of the Redraw, the Redraw Amount will be consolidated with the amount of the Loan outstanding immediately before the Redraw and will be treated for all purposes as one Loan.

(c)                                  If there is a Tax Indemnity Drawdown then, on date of the Tax Indemnity Drawdown, the Tax Indemnity Amount will be consolidated with the amount of the Loan outstanding immediately before the Tax Indemnity Drawdown and will be treated for all purposes as one Loan.

5.                                      REPAYMENT

5.1                               Repayment of Loans

(a)                                 The Borrower shall repay on each Repayment Date an amount of the Loan equal to the Excess Cash Amount.

(b)                                 The Borrower shall repay the outstanding balance of the Loan in full on the Maturity Date.

(c)                                  Subject to Clause 4.3 (Redraw), the Borrower may not reborrow any part of the Loan Amount which is repaid.

6.                                      PREPAYMENT

6.1                               Voluntary prepayment of the Loan

The Borrower may, if it gives the Lender not less than 5 Business Days’ prior notice, prepay the whole or any part of any Loan.

6.2                               Voluntary prepayment of the Loan — Additional Excess Cash Amount

(a)                                 Without limiting Clause 5.1 (Repayment of Loans), the Borrower may, on not more than one Repayment Date, repay an additional amount of the Loan equal to the Additional Excess Cash Amount, together with accrued interest on such amount, provided that it gives the Lender not less than 5 Business Days’ prior notice of its intention to repay such amount together with a calculation of the expected Additional Excess Cash Amount.

(b)                                 On the applicable Repayment Date, the “Additional Excess Cash Amount” shall equal the difference between:

(i)                                             the Excess Cash Amount calculated by ignoring paragraphs (b) and (c) of the definition of Borrower Group Minimum Cash Balance; and

(ii)                                          the Excess Cash Amount,

each as calculated on such Repayment Date.

6.3                               Mandatory prepayment — Cash Sweep at Completion

If, on Completion, the Borrower Group Cash Balance on that date exceeds the Borrower Group Minimum Cash Balance on that date, the Borrower shall repay the Loan, together with accrued interest on the amount repaid, by an amount equal to the excess within 5 Business Days of determining the amount of that excess.

6.4                               Mandatory prepayment — Refinancing

The Borrower shall, immediately upon receipt by it or any other member of the Group of the proceeds of a Permitted Refinancing, apply all of the proceeds of the Permitted Refinancing in repayment of the Loan together with all accrued interest.

6.5                               Mandatory prepayment — Aggregate Purchase Price

If the Aggregate Estimated Purchase Price exceeds Aggregate Purchase Price Borrower shall repay the Loan, together with accrued interest on the amount repaid, by an amount equal to the excess within 5 Business Days of the determination of the Aggregate Purchase Price.

6.6                               Restrictions

(a)                                 Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and without premium or penalty.

(b)                                 The Borrower may not reborrow any part of the Loan Amount which is prepaid.

(c)                                  The Borrower shall not repay or prepay all or any part of the Loan except at the times and in the manner expressly provided for in this Agreement.

7.                                      INTEREST

7.1                               Calculation of interest

The rate of interest on the Loan is 8.00 per cent per annum and shall be calculated on a daily basis on the amount of the Loan on the basis of a 365 day year and the number of days elapsed.

7.2                               Election to cash pay or capitalise

On the first Interest Payment Date, the Borrower (at the Borrower’s sole election) may elect to cash pay accrued interest in accordance with Clause 7.3 (Cash payment of interest) or capitalise interest in accordance with Clause 7.4 (Option to capitalise).  In the absence of an election the Borrower elects to capitalise.

7.3                               Cash payment of interest

Unless Clause 7.4 (Option to capitalise) applies, the Borrower shall pay accrued interest on the Loan on each Interest Payment Date.

7.4                               Option to capitalise

If the Borrower has elected to capitalise (or is deemed to have so elected) under Clause 7.2 (Election to cash pay or capitalise), on the first Interest Payment Date the accrued interest on the Loan shall be capitalised and added to the principal amount of the Loan.  The relevant accrued interest does not become an amount due and payable on that Interest Payment Date.

7.5                               Default interest

(a)                                 If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at 13 per cent per annum.  Any interest accruing under this Clause 7.5 shall be immediately payable by the Borrower on demand by the Lender.

(b)                                 Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount on each Interest Payment Date but will remain immediately due and payable.

7.6                               Non-Business Days

If an Interest Payment Date would otherwise fall on a day which is not a Business Day, that Interest Payment Date will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

8.                                      TAX GROSS UP AND INDEMNITIES

8.1                               Tax gross-up

(a)                                 The Borrower shall make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                                 The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lender accordingly.

(c)                                  If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)                                 If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

8.2                               Tax indemnity

The Borrower shall (within 5 Business Days of demand by the Lender) pay to the Lender an amount equal to the loss, liability or cost which the Lender determines will be or has been (directly or indirectly) suffered for or on account of Tax (other than any Excluded Tax) by the Lender in respect of a Finance Document (unless the Lender has been compensated under Clause 8.1 (Tax gross-up)).

8.3                               Stamp taxes

The Borrower shall pay and, within 5 Business Days of demand, indemnify the Lender against any cost, loss or liability the Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

8.4                               Indirect Tax

(a)                                 All payments to be made by the Borrower under or in connection with any Finance Document have been calculated without regard to Indirect Tax.  If all or part of any such payment is the consideration for a taxable supply or chargeable with Indirect Tax then, when the Borrower makes the payment:

(i)                                     it must pay to the Lender an additional amount equal to that payment (or part) multiplied by the appropriate rate of Indirect Tax; and

(ii)                                  the Lender will promptly provide to the Borrower a tax invoice complying with the relevant law relating to that Indirect Tax.

(b)                                 Where a Finance Document requires the Borrower to reimburse the Lender  for any costs or expenses, the Borrower shall also at the same time pay and indemnify the Lender against any Indirect Tax incurred by the Lender in respect of the costs or expenses save to the extent that the Lender is entitled to repayment or credit in respect of the Indirect Tax. The Lender will promptly provide to the Borrower a tax invoice complying with the relevant law relating to that Indirect Tax.

8.5                               FATCA Deduction

(a)                                 Each party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no party shall be required to increase any payment in respect of which it makes such a FATCA Deduction.

(b)                                 Each party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the party to whom it is making the payment.

9.                                     COSTS AND EXPENSES

9.1                               Costs generally

Except as expressly provided in this Agreement, each Party must bear its own costs arising out of the negotiation, preparation and execution of this Agreement.

9.2                               Amendment costs

If the Borrower requests an amendment, waiver or consent the Borrower shall, within 5 Business Days of demand, reimburse the Lender for the amount of all costs and expenses (including legal fees) reasonably incurred by the Lender in responding to, evaluating or negotiating that request.

9.3                               Enforcement costs

The Borrower shall, within 5 Business Days of demand, pay to the Lender the amount of all costs and expenses (including legal fees) incurred by it in connection with the occurrence of an Event of Default or the enforcement of, or the preservation of any rights under, any Finance Document.

10.                               REPRESENTATIONS

The Borrower makes the representations and warranties set out in this Clause 10 to the Lender on the date of this Agreement and on each Repayment Date.

10.1                        Status

(a)                                 It and each of its Subsidiaries is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)                                 It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

10.2                        Binding obligations

(a)                                 The obligations expressed to be assumed by it in each Finance Document to which it is expressed to be a party are legal, valid, binding and enforceable obligations.

(b)                                 Without limiting the generality of paragraph (a) above, each Security Document to which it is expressed to be a party creates the Security which that Security Document purports to create and that Security is valid and effective.

10.3                       Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)                                 any law or regulation applicable to it;

(b)                                 it or any of its Subsidiaries’ constitutional documents; or

(c)                                  any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets.

10.4                        Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

10.5                        Validity and admissibility in evidence

All Authorisations required or desirable:

(a)                                 to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)                                 to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

10.6                        Governing law and enforcement

(a)                                 The choice of governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

(b)                                 Any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its jurisdiction of incorporation.

10.7                        No default

No Event of Default is continuing or might reasonably be expected to result from the making of any Drawdown or Redraw.

11.                              GENERAL UNDERTAKINGS

The undertakings in this Clause 11 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents.

11.1                        Authorisations

The Borrower shall (and shall procure that each member of the Group shall) promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Transaction Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Transaction Document.

11.2                        Compliance with laws

The Borrower shall comply (and shall procure that each member of the Group complies) in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Transaction Documents.

11.3                        Negative pledge

The Borrower shall not (and shall ensure that no other member of the Group will):

(a)                                 create or permit to subsist any Security over any of its assets; or

(b)                                 create, enter into or permit to subsist any Quasi Security,

other than Permitted Security.

12.                               EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 12 is an Event of Default (save as for Clause 12.8 (Acceleration).

12.1                        Non-payment

The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless its failure to pay is caused by administrative or technical error and payment is made within 5 Business Days of its due date.

12.2                        Other obligations

(a)                                 The Borrower does not comply with any material provision of the Finance Documents (other than those referred to in Clause 12.1 (Non-payment)).

(b)                                 No Event of Default under paragraph (a) above will occur if the failure to comply is remedied within one month of the Lender giving notice to the Borrower.

12.3                        Misrepresentation

(a)                                 Any representation or statement made or deemed to be made by the Borrower in the Finance Documents or any other document delivered by or on behalf of the Borrower under any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)                                 No Event of Default under paragraph (a) above will occur in relation to a representation, warranty or statement made or repeated or deemed to be made or repeated after the date of this Agreement being incorrect or misleading if it is capable of remedy and is remedied within one month of the Lender giving notice to the Borrower, or the Borrower becoming aware of it whichever is first.

12.4                        Insolvency

An Insolvency Event occurs in relation to the Borrower.

12.5                        Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset of the Borrower having an aggregate value of US$10,000,000 and is not discharged within one month.

12.6                        Unlawfulness

It is or becomes unlawful for the Borrower to perform any of its obligations under the Transaction Documents.

12.7                        Repudiation and termination

The Borrower repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

12.8                        Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Lender may, by notice to the Borrower (a “Default Notice”):

(a)                                 cancel any amount of the Loan which is not yet drawn down, at which time such undrawn amount shall immediately be cancelled;

(b)                                 declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be due and payable within 5 Business Days of the date of the Default Notice (or, in the case of an Event of Default under Clause 12.4 (Insolvency), on the date of the Default Notice), at which time they shall become immediately due and payable;

(c)                                  declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents, be payable within 5 Business Days of a demand (or, in the case of an Event of Default under Clause 12.4 (Insolvency), on demand), at which time they shall immediately become payable 5 Business Days after such demand by the Lender (or, in the case of an Event of Default under Clause 12.4 (Insolvency), on the date of such demand); and/or

(d)                                 exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

13.                               ASSIGNMENT

Neither party may assign any of its rights or transfer any of its rights or obligations under the Finance Documents without the consent of the other party.

14.                               PAYMENT MECHANICS

14.1                        Payments to the Lender

On each date on which the Borrower is required to make a payment under a Finance Document, the Borrower shall make the same available to the Lender for value on the due date at the time and to the account specified by the Lender.

14.2                        No set-off by the Borrower

All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

14.3                        Business Days

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

14.4                        Currency of account

(a)                                 Subject to paragraphs (b) and (c) below, US$ is the currency of account and payment for any sum due from the Borrower under any Finance Document.

(b)                                 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)                                  Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

15.                               SET-OFF

If an Event of Default is continuing, the Lender may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by the Lender) against any matured obligation owed by the Lender to the

Borrower, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

16.                               NOTICES

16.1                        Notices

Any communication to be made under this Agreement shall be in writing and, unless stated otherwise, may be made by fax, letter or email.  The address, fax number and email address for each Party is set out opposite its name below.

16.2                        English language

(a)                                 Any notice given under or in connection with any Finance Document must be in English.

(b)                                 All other documents provided under or in connection with any Finance Document must be

(i)                                     in English; or

(ii)                                  if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

17.                               PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

18.                               REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents.  No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

19.                               VARIATION

A variation of any term of this Agreement must be in writing and signed by the Parties.

20.                               COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

21.                               GOVERNING LAW

This Agreement is governed by the laws of Western Australia.

22.                               ENFORCEMENT

22.1                        Jurisdiction of Australian courts

(a)                                 The courts having jurisdiction in Western Australia have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or the consequences of its nullity) (a “Dispute”).

(b)                                 The Parties agree that those courts are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                  Each Party irrevocably waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, where that venue falls within paragraph (a) above.

22.2                        Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Lender:

(a)                                 irrevocably appoints Clifford Chance of Level 7, 190 Georges Terrace, Perth WA 6000, Australia (Attention: Office Managing Partner) as its agent for service of process in relation to any proceedings under or in connection with any Finance Document; and

(b)                                 agrees that failure by a process agent to notify the Lender of the process will not invalidate the proceedings concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
CONDITIONS PRECEDENT

1.                                      Borrower

(a)                                 A copy of the constitutional documents of the Borrower.

(b)                                 A copy of a resolution of the board of directors of each Borrower:

(i)                                     approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)                                  authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)                               authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)                                  A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)                                 A certificate of an authorised signatory of the Borrower certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.                                      Transaction Documents

A copy of each of the Acquisition Agreement, the Shareholders’ Agreement, Cross Charge and the other Transaction Documents (other than the Finance Documents) executed by the parties to those documents.

3.                                      Finance Documents

(a)                                 This Agreement executed by the Borrower.

(b)                                 At least two originals of the Security Documents executed by the Borrower.

(c)                                  Registrations:

(i)                                     on the PPS Register in respect of the Security Documents and Cross Charge;

(ii)                                  on the Hong Kong Companies Registry in respect of Tianqi HK in relation to the Cross Charge;

(iii)                               with Companies House in the United Kingdom in respect of the Lender in relation to the Cross Charge; and

(iv)                              in any other jurisdiction of any Security Document in order to perfect the Security created by that Security Document.

(d)                                 A copy of all share certificates, transfers and stock transfer forms or equivalent duly executed by the Borrower in blank in relation to the shares subject to or expressed to be subject to the Security created by the Security Documents.

4.                                      Other documents and evidence

(a)                                 Evidence in respect of Windfield of compliance with section 260B of the Corporations Act and the relevant whitewash procedure for permitting financial assistance, including but not limited to:

(i)                                     extracts of board meeting minutes (or written board resolutions) and general meeting minutes (including any notices and disclosure statements sent to the members) in connection with the financial assistance proposed to be given by Windfield; and

(ii)                                  Australian Securities and Investments Commission Forms 2602, 2601 and 2205 for Windfield.

(b)                                 In relation to the Windfield Existing Security, executed deeds of release (from each relevant secured party) that each release the applicable secured property from the applicable Windfield Existing Security and which each contain an undertaking to register a financing change statement in respect of the applicable secured property within 10 Business Days (as defined under the PPSA) of the date of such deed of release.

SCHEDULE 2
EXISTING SECURITY

Name of Group member	Security

Talison and its Subsidiaries	any caveat lodged by any of the Tantalum Companies in accordance with the Reserved Rights Agreement

Talison and its Subsidiaries	any Security registered on the Personal Properties Securities Register as at the date of this Agreement

Talison and its Subsidiaries

a right of title retention in connection with the acquisition of goods in the ordinary course of trading on its supplier’s usual terms of sale where there is no default in connection with the relevant acquisition

Talison and its Subsidiaries	any Security Interest granted by the Talison Group in favour of Commonwealth Bank of Australia

Windfield

The Security given in favour of:

•                  Credit Suisse AG, as common security agent (with registration number 201304030049556);

•                  Leader (with registration number 201303150047211); and

•                  Tianqi HK (with registration number 201304050020209),

(the “Windfield Existing Security”) each of which is to be discharged on or about to the Completion Date.

SIGNATURES

THE BORROWER

EXECUTED by WINDFIELD HOLDINGS PTY LTD (ACN 160 456 164), in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by authority of its directors:

/s/ Wu Wei	/s/ Peter Oliver
Signature of director	Signature of director/company secretary*

*delete whichever is not applicable

Wu Wei	Peter Oliver
Name of director (block letters)	Name of director/company secretary* (block letters)

*delete whichever is not applicable

Address: Level 4, 37 St Georges Terrace, Perth WA 6000, Australia

Fax: +61 8 9202 1144

Email: lorry.mignacca@talisonlithium.com

THE LENDER

Signed by	Steffen Haber	)
a duly authorised		)
representative for and		)
on behalf of		)
RT LITHIUM LIMITED		) /s/ Dr. Steffen Haber
Signature

Address: 65 Denbigh Road, MK1 1PB Bletchley, Milton Keynes, UK

Fax:                       Bob Zatta +1 609 514 8721 / Tom Riordan +1 609 514 8722

Email: RZatta@rocksp.com/ TRiordan@rocksp.com